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                                                                    Exhibit 5.1

                   NATIONAL BANCSHARES CORPORATION OF TEXAS
                            12400 Highway 281 North
                         San Antonio, Texas 78216-2811
                                (210) 403-4200
                              Fax (210) 403-4274

                               January 6, 2000

National Bancshares Corporation of Texas
12400 Highway 281 North
San Antonio, Texas 78216-2811

                        Re: Registration Statement on Form S-8 for the National Bancshares Corporation of Texas 1995 Stock Option Plan

Gentlemen:

        I am Senior Vice President and General Counsel for National Bancshares Corporation of Texas (the "Company") and have served as counsel, along with the law firm of Cox & Smith Incorporated, in connection with the preparation for filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 431,700 shares (the "Shares") of the common stock, par value $.001 per share ("Common Stock"), of the Company. The Shares are issuable pursuant to the National Bancshares Corporation of Texas 1994 Nonqualified Stock Option Plan and the National Bancshares Corporation of Texas 1995 Stock Plan (together, the "Plans").

        I have examined such corporate records, documents, instruments and certificates of the Company as I have deemed necessary, relevant or appropriate to enable me to render the opinion expressed herein. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

        Based upon the foregoing, I am of the opinion that the Shares will have been duly authorized and legally issued and will constitute fully paid and nonassessable shares of Common Stock of the Company when issued in accordance with the Plans.

        I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

                                  Very truly yours,

                                  By:  /s/ Morris D. Weiss
                                      -----------------------------------------
                                       Senior Vice President, General Counsel


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